As filed with the Securities and Exchange Commission on May 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

 Under

THE SECURITIES ACT OF 1933

ASPEN AEROGELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3559972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Forbes Road, Building B

Northborough, Massachusetts 01532

(Address of Principal Executive Offices) (Zip Code)

Aspen Aerogels Amended and Restated 2023 Equity Incentive Plan

(Full title of the plan)

Donald R. Young

President and Chief Executive Officer

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, Massachusetts 01532

(508) 691-1111

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Aspen Aerogels, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the offering of an additional 3,850,000 shares of common stock, par value $0.00001 per share (“Common Stock”), of the Registrant, which are issuable under the Aspen Aerogels Amended and Restated 2023 Equity Incentive Plan (the “Plan”) as a result of an increase to the reserve under the Plan, as approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders held on April 30, 2025.

The additional shares of Common Stock issuable pursuant to the Plan are securities of the same class as other securities for which a Registration Statement on Form S-8 was filed with the Commission on June 1, 2023 (File No. 333-272346) (the “Prior Registration Statement”). Accordingly, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025 (including the information incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 17, 2025);

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 8, 2025;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 12, 2025, March 6, 2025, March 7, 2025, May 1, 2025 and May 8, 2025 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of the Registrant’s common stock set forth in Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 19, 2014).
4.2	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2023).
4.3	Amended and Restated Bylaws (effective November 8, 2023) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 7, 2024).
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Aspen Aerogels Amended and Restated 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 1, 2025).
99.2	Form of Stock Option Agreement under Aspen Aerogels 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 1, 2023).
99.3	Form of Restricted Stock Unit Agreement for Executive Officers under Aspen Aerogels 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 1, 2023).
99.4	Form of Restricted Stock Agreement for Directors under Aspen Aerogels 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 1, 2023).
99.5	Form of Director Stock Option Agreement under Aspen Aerogels 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 1, 2023).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northborough, state of Massachusetts on May 8, 2025.

ASPEN AEROGELS, INC.

By	/s/ Donald R. Young
Donald R. Young
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Donald R. Young, Ricardo C. Rodriguez and Virginia H. Johnson, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Aspen Aerogels, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald R. Young	President, Chief Executive Officer and Director	May 8, 2025
Donald R. Young	(Principal Executive Officer)

/s/ Ricardo C. Rodriguez	Chief Financial Officer and Treasurer	May 8, 2025
Ricardo C. Rodriguez	(Principal Financial Officer)

/s/ Santhosh P. Daniel	Chief Accounting Officer	May 8, 2025
Santhosh P. Daniel	(Principal Accounting Officer)

/s/ William P. Noglows	Chairperson of the Board	May 8, 2025
William P. Noglows

/s/ Steven R. Mitchell	Director	May 8, 2025
Steven R. Mitchell

/s/ James E. Sweetnam	Director	May 8, 2025
James E. Sweetnam

/s/ Kathleen M. Kool	Director	May 8, 2025
Kathleen M. Kool

/s/ Cari Robinson	Director	May 8, 2025
Cari Robinson